UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 17, 2026

Mister Car Wash, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-40542	47-1393909
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

222 E. 5th Street
Tucson, Arizona	85705
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (520) 615-4000

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	MCW	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Agreement and Plan of Merger

On February 17, 2026, Mister Car Wash, Inc. (the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with MCW Parent, LP, a Delaware limited partnership (“Parent”), Boson Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of Parent (“Merger Sub”, and together with Parent, the “Buyer Parties”), and, solely for purposes of the Borrower Provisions (as defined in the Merger Agreement), Mister Car Wash Holdings, Inc. a Delaware corporation and wholly owned subsidiary of the Company (“Borrower”), providing for the merger of Merger Sub with and into the Company, with the Company continuing as the surviving corporation (the “Merger”). Capitalized terms used in this Current Report on Form 8-K that are not otherwise defined herein have the meaning set forth in the Merger Agreement.

Special Committee Recommendation

The board of directors of the Company (the “Company Board”) established a special committee consisting only of directors that the Company Board determined to each be a “disinterested director” (as defined in Section 144 of the General Corporation Law of the State of Delaware (the “DGCL”)) with respect to the transactions contemplated by the Merger Agreement (the “Special Committee”) to, among other things, review and evaluate the transactions contemplated by the Merger Agreement, negotiate the Merger Agreement and recommend the Merger Agreement for approval by the Company Board or reject any proposals made by Leonard Green & Partners, L.P. (“LGP”) and/or LGP’s affiliates or affiliated funds and alternatives thereto.

The Special Committee unanimously (i) determined that the terms of the Merger Agreement and the transactions contemplated by the Merger Agreement (the “Transactions”), including the Merger, are fair to and in the best interests of the Unaffiliated Company Stockholders (which is defined as the stockholders of the Company, other than the Principal Stockholders (as defined below) and the executive officers of the Company); and (ii) recommended that the Company Board (a) determine that the terms of the Merger Agreement and the Transactions, including the Merger, are fair to and in the best interests of the Company’s stockholders (in their capacity as such), (b) determine that it is in the best interests of the Company’s stockholders (in their capacity as such), and declare it advisable, to enter into the Merger Agreement and the other agreements, certificates, instruments or other documents entered into in connection with the Merger Agreement (the “Transaction Documents”) to which the Company is a party, (c) approve the execution and delivery by the Company of the Merger Agreement and the other Transaction Documents to which the Company is a party, the performance by the Company of its covenants and other obligations thereunder, and the consummation of the Merger upon the terms and subject to the conditions set forth in the Merger Agreement, (d) recommend that the Company’s stockholders adopt the Merger Agreement in accordance with the DGCL, upon the terms and subject to the conditions of the Merger Agreement, and (e) direct that the Merger Agreement be submitted to the Company’s stockholders for their adoption upon the terms and subject to the conditions of the Merger Agreement (the recommendations described in clause (ii), the “Special Committee Recommendation”).

Company Board Recommendation

The Company Board, acting upon the Special Committee Recommendation at a meeting attended by each member of the Company Board other than the directors affiliated with LGP, by unanimous vote of all directors in attendance, (i) determined that the terms of the Merger Agreement and the Transactions, including the Merger, are fair to and in the best interests of the Company’s stockholders (in their capacity as such), (ii) determined that it is in the best interests of the Company’s stockholders (in their capacity as such), and declared it advisable, to enter into the Merger Agreement and the other Transaction Documents to which the Company is a party, (iii) approved the execution and delivery by the Company of the Merger Agreement and the other Transaction Documents to which the Company is a party, the performance by the Company of its covenants and other obligations thereunder, and the consummation of the Merger upon the terms and subject to the conditions set forth therein, (iv) recommended that the Company’s stockholders adopt the Merger Agreement in accordance with the DGCL, upon the terms and subject to the conditions of the Merger Agreement, and (v) directed that the Merger Agreement be submitted to the Company’s stockholders for their adoption upon the terms and subject to the conditions of the Merger Agreement.

Action by Written Consent

Immediately prior to the execution and delivery of the Merger Agreement, Green Equity Investors VI, L.P.; Green Equity Investors Side VI, L.P.; LGP Associates VI-A LLC; and LGP Associates VI-B LLC (collectively, the “Principal Stockholders”), all of which are affiliates and/or affiliated funds of LGP and who on the date of the Merger Agreement collectively held approximately 67% of the Company Common Stock, executed and delivered to the Company a written consent (the “Written Consent”). The Written Consent approved and adopted the Merger Agreement in accordance with the DGCL and became effective immediately following the execution of the Merger Agreement. No further approval of the Company’s stockholders is required to adopt the Merger Agreement.

Merger Consideration

At the effective time of the Merger (the “Effective Time”), (i) each share of Company Common Stock that is outstanding as of immediately prior to the Effective Time (other than shares of Company Common Stock described in clauses (ii) or (iii) of this sentence) will be cancelled and extinguished and automatically converted into the right to receive cash in an amount per share equal to $7.00, without interest thereon (the “Per Share Price”), (ii) each share of Company Common Stock that is (a) held by the Company as treasury stock or (b) owned by the Buyer Parties or any of their direct or indirect subsidiaries as of immediately prior to the Effective Time, including the shares of Company Common Stock held by the Principal Stockholders and the shares contributed to Parent by Company executives who execute a Management Rollover Agreement, if any, will automatically be cancelled and extinguished without any conversion thereof or consideration paid therefor, and (iii) each share of Company Common Stock that is issued and outstanding as of immediately prior to the Effective Time and held by any person or entity (including a “beneficial owner”) who has validly demanded and not withdrawn its statutory appraisal rights in respect of such share in accordance with Section 262 of the DGCL (such shares, “Dissenting Company Shares”) will not be converted into, or represent the right to receive, the Per Share Price, and will instead be entitled to receive payment of the appraised value of such Dissenting Company Shares in accordance with the provisions of Section 262 of the DGCL.

If the Merger is consummated, the Company Common Stock that trades on The NASDAQ Stock Market LLC (“Nasdaq”) will be delisted from Nasdaq and deregistered under the Securities Exchange Act of 1934, as amended.

Treatment of Restricted Stock Units and Options

At the Effective Time, each restricted stock unit award with respect to shares of Company Common Stock (a “Company RSU”) outstanding immediately prior to the Effective Time will fully vest, be cancelled, and convert into the right to receive a lump sum cash payment, without interest, equal to the product of (i) the Per Share Price multiplied by (ii) the number of shares of Company Common Stock subject to such award of Company RSUs.

At the Effective Time, each option to purchase shares of Company Common Stock granted under a Company Equity Plan (a “Company Option”), whether vested or unvested, that is outstanding immediately prior to the Effective Time will fully vest, be cancelled, and convert into the right to receive a lump sum cash payment, without interest, equal to the product of (i) the excess, if any, of the Per Share Price over the applicable exercise price per share of Company Common Stock subject to such Company Option multiplied by (ii) the number of shares of Company Common Stock subject to such Company Option. Any Company Option with an exercise price equal to or greater than the Per Share Price will be cancelled for no consideration.

Conditions to the Consummation of the Merger

Neither the Company, on the one hand, or the Buyer Parties, on the other hand, are required to consummate the Merger prior to April 20, 2026. Consummation of the Merger is subject to certain conditions set forth in the Merger Agreement, including (i) the adoption of the Merger Agreement by the affirmative vote of the holders of at least a majority of the outstanding shares of Company Common Stock entitled to vote in accordance with the DGCL (which has been received through the Written Consent), (ii) the mailing of a written information statement of the type contemplated by Rule 14c-2 of the Securities Exchange Act of 1934, as amended (the “Information Statement”) to the Company’s stockholders at least twenty (20) calendar days prior to the consummation of the Merger (the “Closing”), (iii) the expiration or termination of any waiting periods (and any extensions thereof) applicable to the consummation of the Merger pursuant to the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended and the receipt of any clearance or other affirmative approvals applicable to the Merger under antitrust laws or foreign investment laws;

(iv) the absence of any law or order issued by a governmental authority of competent jurisdiction that prohibits, makes illegal or enjoins the consummation of the Merger; (v) the accuracy of the parties’ respective representations and warranties contained in the Merger Agreement, subject to specified materiality qualifications; (vi) the parties’ performance of and compliance with their respective pre-Closing covenants and obligations in the Merger Agreement in all material respects; and (vii) the delivery by each party to the other party of a certificate certifying compliance with the conditions described in clauses (v) and (vi).

No Solicitation; Superior Proposals

From the date of the Merger Agreement until the earlier to occur of the termination of the Merger Agreement and the Effective Time, the Company is subject to restrictions on its ability to (i) solicit Acquisition Proposals from third parties, (ii) provide non-public information to third parties with the intent to assist an Acquisition Proposal, (iii) participate or engage in discussions with third parties with respect to an Acquisition Proposal or (iv) approve any Acquisition Proposal or enter into any definitive agreement related to an Acquisition Proposal for an alternative transaction (other than a confidentiality agreement which complies with the requirements set forth in the Merger Agreement (an “Acceptable Confidentiality Agreement”)) (such definitive agreement, an “Alternative Acquisition Agreement”). However, the Company may, under certain specified circumstances prior to the earlier to occur of the termination of the Merger Agreement and 5:00 p.m., Eastern time on April 19, 2026 (the “Applicable Time”), participate or engage in discussions or negotiations with, provide non-public information to, and afford access to, third parties who have made an Acquisition Proposal if (x) the Special Committee determines in good faith (after consultation with its financial advisors and outside legal counsel) that such Acquisition Proposal either constitutes a Superior Proposal or is reasonably likely to lead to a Superior Proposal and (y) the Company and such third party enter into an Acceptable Confidentiality Agreement.

No Recommendation Change; Entry into Alternative Acquisition Agreement

From the date of the Merger Agreement until the earlier to occur of the termination of the Merger Agreement and the Effective Time, the Company Board may not effect a Recommendation Change.

From the date of the Merger Agreement until the earlier to occur of the termination of the Merger Agreement and the Applicable Time, if the Company has received a bona fide Acquisition Proposal after the date of the Merger Agreement that did not result from a breach of the Company’s no-solicitation covenants and the Special Committee has determined in good faith (after consultation with its financial advisors and outside legal counsel) that such Acquisition Proposal constitutes a Superior Proposal, then the Company Board (acting upon the recommendation of the Special Committee) may authorize and cause the Company to terminate the Merger Agreement to enter into an Alternative Acquisition Agreement with respect to such Acquisition Proposal. If the Superior Proposal is not a Specified Superior Proposal, then the Company Board and the Company may only take such actions after complying with specified notice requirements to Parent and other conditions set forth in the Merger Agreement. The Company will be required to pay a termination fee in connection with such termination of the Merger Agreement, as described in further detail below.

Termination Rights

The Merger Agreement contains termination rights for each of the Company and Parent, including: (i) by the mutual written agreement of Parent and the Company; (ii) subject to certain limitations, if any governmental authority of competent jurisdiction has enacted, issued, promulgated, enforced or entered any final and non-appealable law or order that permanently enjoins or otherwise permanently prohibits the consummation of the Merger (the “Judicial Restraint Termination Provision”); or (iii) subject to certain limitations, if the consummation of the Merger has not occurred by 11:59 p.m., Eastern time, on June 18, 2026 or such later time as is agreed to in writing by Parent and the Company (the “Termination Date Termination Provision”).

The Company may terminate the Merger Agreement (i) subject to certain requirements and as described above, in order to enter into an Alternative Acquisition Agreement with respect to a Superior Proposal (the “Superior Proposal Termination Provision”); (ii) if Parent breaches or fails to perform or there is any inaccuracy of any of Parent’s or Merger Sub’s respective representations, warranties, covenants or other agreements contained in the Merger

Agreement which would result in Parent’s failure to satisfy the “bring-down” condition to the Company’s obligation to consummate the Merger, subject to certain cure periods and limitations (the “Parent Material Breach Termination Provision”); or (iii) subject to certain notice requirements, if all the conditions to Parent’s obligations to consummate the Merger are satisfied and Parent fails to timely consummate the Closing (the “Failure to Close Termination Provision”).

Parent may terminate the Merger Agreement if the Company breaches or fails to perform or there is any inaccuracy of any of the Company’s representations, warranties, covenants or other agreements contained in the Merger Agreement, which would result in the Company’s failure to satisfy the “bring-down” condition to Parent’s and Merger Sub’s obligations to consummate the Merger, subject to certain cure periods and limitations (the “Company Material Breach Termination Provision”).

Termination Fees

Company Termination Fee

The Company is required to pay Parent a termination fee of $31,250,000 in cash upon the Company’s termination of the Merger Agreement pursuant to the Superior Proposal Termination Provision.

If (i) Parent terminates the Merger Agreement pursuant to the Company Material Breach Termination Provision, (ii) at the time of such termination, Parent was able to satisfy the “bring-down” condition to the Company’s obligation to consummate the Merger, (iii) following the execution of the Merger Agreement and prior to the termination of the Merger Agreement an Acquisition Proposal from a third party for an Acquisition Transaction has been publicly announced and not withdrawn and (iv) within 12 months following the termination of the Merger Agreement, the Company (a) consummates an Acquisition Transaction with respect to such Acquisition Proposal or (b) enters into an Alternative Acquisition Agreement with respect to such Acquisition Proposal and such Acquisition Transaction is later consummated, then the Company must, concurrently with the consummation of such Acquisition Transaction, pay the Company termination fee to Parent.

Parent Termination Fee

Parent is required to pay the Company a termination fee (the “Parent Termination Fee”) of $51,750,000 in cash upon (i) the Company’s termination of the Merger Agreement pursuant to the Parent Material Breach Termination Provision, (ii) the Company’s termination of the Merger Agreement pursuant to the Failure to Close Termination Provision, or (iii) either party’s termination of the Merger Agreement pursuant to the Judicial Restraint Termination Provision or the Termination Date Termination Provision at a time when the Company had the right to terminate the Merger Agreement pursuant to the Parent Material Breach Termination Provision or the Failure to Close Termination Provision.

Other Terms of the Merger Agreement

The Merger Agreement contains (i) customary representations and warranties of the parties, in each case generally subject to customary materiality and other qualifiers and (ii) customary pre-closing covenants of the parties, including covenants requiring the Company to conduct its business in the ordinary course in all material respects, and refrain from taking certain actions without Parent’s consent (not to be unreasonably withheld, delayed or conditioned), subject to certain exceptions. Parent and the Company also agreed to use their respective reasonable best efforts to obtain all antitrust approvals and to consummate the Merger as promptly as possible, subject to certain exceptions and limitations.

The Merger Agreement also provides that the Company, on the one hand, or the Buyer Parties, on the other hand, may specifically enforce the obligations under the Merger Agreement. However, the right of the Company to specific performance to consummate the Closing is subject to certain requirements regarding the satisfaction of the conditions to the Buyer Parties’ obligations to consummate the Merger, the availability of the proceeds of the Debt Financing (or any Alternative Debt Financing) and the Company’s confirmation to Parent in writing that the Company is ready, willing and able to consummate the Closing if the Debt Financing is funded.

The foregoing description of the Merger Agreement and the transactions contemplated thereby does not purport to be complete, and is subject to, and qualified in its entirety by reference to, the full text of the Merger Agreement, a copy of which is attached as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated by reference herein. The Merger Agreement and the foregoing description of such agreement have been included to provide investors and stockholders with information regarding its terms. It is not intended to provide any other factual information about the Company, Parent, Merger Sub or their respective subsidiaries or affiliates. The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of the Merger Agreement as of the specific dates therein, were solely for the benefit of the parties to the Merger Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk among the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the parties thereto or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be reflected in the Company’s public disclosures. The Merger Agreement should not be read alone, but should instead be read in conjunction with the other information regarding the Company, Parent and Merger Sub and the transactions contemplated by the Merger Agreement that will be contained in or attached as an annex to the Information Statement that the Company will file in connection with the transactions contemplated by the Merger Agreement, as well as in the other filings that the Company will make with the U.S. Securities and Exchange Commission (the “SEC”).

Financing Commitments

Parent has obtained debt financing commitments for the purpose of financing the transactions contemplated by the Merger Agreement and paying related fees and expenses.

Certain financial institutions have severally committed to provide Borrower with a $900 million senior secured first lien incremental term loan facility under the Company Credit Agreement, on the terms set forth in the related debt commitment letter. The obligations of such financial institutions to provide debt financing under the debt commitment letter are subject to a number of customary conditions. Pursuant to the Merger Agreement, the Company is required to provide Parent with customary cooperation in connection with the debt financing.

Limited Guarantee

Concurrently with the execution and the delivery of the Merger Agreement, Green Equity Investors VI, L.P. and Green Equity Investors Side VI, L.P. (collectively, the “Guarantors”) each provided a limited guarantee in favor of the Company (the “Limited Guarantee”) pursuant to which, subject to the terms and conditions contained therein, each Guarantor has guaranteed certain payment obligations of the Buyer Parties owed to the Company under the Merger Agreement.

Principal Stockholder Rollover Agreements

Concurrently with the execution and delivery of the Merger Agreement, each Principal Stockholder has entered into a rollover agreement with Parent (each, a “Principal Stockholder Rollover Agreement”) pursuant to which, among other things, each of the Principal Stockholders will, immediately prior to the consummation of the Merger, contribute to Parent the number of shares of Company Common Stock set forth therein in exchange for equity interests of Parent.

The foregoing description of the Principal Stockholder Rollover Agreement does not purport to be complete, and is subject to, and qualified in its entirety by reference to, the full text of each Principal Stockholder Rollover Agreement, a final form of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Support Agreement

Concurrently with the execution and delivery of the Merger Agreement, the Principal Stockholders, the Company and Parent entered into a support agreement (the “Support Agreement”) pursuant to which, among other things, each Principal Stockholder agrees (i) to deliver a duly executed written consent approving and adopting any Specified Superior Proposal and (ii) that if a Parent Termination Fee is paid to the Company, then the Company may pay a dividend on each share of Company Common Stock in an aggregate amount (after taking account of the waiver mentioned below) equal to the Parent Termination Fee, and each Principal Stockholder waives its right to receive such dividend.

The Support Agreement includes certain restrictions on the transfer of shares of Company Common Stock prior to the termination of the Support Agreement, as well as covenants regarding voting, waiver of right to appraisal, and public statements. The Support Agreement will terminate upon the earliest of (i) the mutual written agreement of the parties, (ii) the Effective Time, and (iii) the termination of the Merger Agreement in accordance with its terms, with certain obligations surviving the termination of the Support Agreement in certain circumstances, as described in the Support Agreement.

The foregoing description of the Support Agreement does not purport to be complete, and is subject to, and qualified in its entirety by reference to, the full text of the Support Agreement, a copy of which is attached as Exhibit 10.3 to this Current Report on Form 8-K and is incorporated by reference herein.

Management Rollover Agreements

Following the execution and delivery of the Merger Agreement, Parent may offer certain executives of the Company the opportunity to enter into a rollover agreement (each, a “Management Rollover Agreement”) pursuant to which, among other things, each executive of the Company who executes a Management Rollover Agreement will acquire equity interests of Parent, which may be effected by, among other actions, such executive contributing to Parent, immediately prior to and contingent upon the Closing, a number of shares of Company Common Stock as specified therein in exchange for equity interests of Parent.

As of the date hereof, no Management Rollover Agreements have been executed or finalized and, accordingly, the actual terms of the Management Rollover Agreements, if any are executed, may differ from those described in this Current Report on Form 8-K. The Closing is not conditioned upon the execution of any Management Rollover Agreements.

Item 2.02.	Results of Operations and Financial Condition.

On February 18, 2026, the Company issued a press release announcing its financial results for the quarter and year ended December 31, 2025. A copy of the Company’s press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information in this Item 2.02 of this Current Report on Form 8-K (including Exhibit 99.1) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor shall it be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under the heading “Financing Commitments” under Item 1.01 above is incorporated by reference into this Item 2.03.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Treatment of Equity Awards

The information set forth under the heading “Treatment of Restricted Stock Units and Options” under Item 1.01 above is incorporated by reference into this Item 5.02.

Management Rollover Agreements

The information set forth under the heading “Management Rollover Agreements” under Item 1.01 above is incorporated by reference into this Item 5.02.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On February 17, 2026, the Principal Stockholders, who on such date collectively held 219,213,079 shares of Company Common Stock (representing approximately 67% in the aggregate of the voting power of the Company Common Stock), executed and delivered the Written Consent to the Company. The Written Consent approved and adopted the Merger Agreement in accordance with the DGCL and became effective immediately following the execution of the Merger Agreement. No further approval of the Company’s stockholders is required to adopt the Merger Agreement.

The Company will prepare and file the Information Statement in preliminary form with the SEC, and will thereafter disseminate the Information Statement in definitive form to the Company’s stockholders. The Company and Parent will also jointly prepare and file a Rule 13e-3 Transaction Statement on Schedule 13E-3 with the SEC relating to the transactions contemplated by the Merger Agreement (the “Schedule 13E-3”).

Item 7.01.	Regulation FD Disclosure.

On February 18, 2026, the Company issued a press release announcing its entry into the Merger Agreement. A copy of the press release is attached as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated herein by reference.

The information in this Item 7.01 of this Current Report on Form 8-K (including Exhibit 99.2) shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that Section, nor shall it be deemed to be incorporated by reference into any filing of the Company under the Securities Act, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Cautionary Statement Regarding Forward-Looking Statements

This Current Report on Form 8-K, and the documents referred to herein, contain forward-looking statements that involve risks and uncertainties. In some cases, you can identify forward-looking statements by terminology such as “expects,” “anticipates,” “aims,” “projects,” “intends,” “plans,” “believes,” “estimates,” “seeks,” “assumes,” “may,” “should,” “could,” “would,” “foresees,” “forecasts,” “predicts,” “targets,” “will,” and other similar expressions that are predictions of or indicate future events and future trends, or the negative of these terms or other comparable terminology, although not all forward-looking statements contain these words. These forward-looking statements are based upon the Company’s current plans, assumptions, beliefs, and expectations. Forward-looking statements are subject to the occurrence of many events outside of the Company’s control. Actual results and the timing of events may differ materially from those contemplated by such forward-looking statements due to numerous factors that involve substantial known and unknown risks and uncertainties.

These risks and uncertainties include, among other things, statements regarding the expected effects of the Merger on the Company, the expected effects on the Company if the Merger is not completed, the expected benefits and detriments of the Merger to the Unaffiliated Company Stockholders, and the expected timeline for completion of the Merger. Statements regarding future events are based on the Company’s current expectations, estimates and projections and are necessarily subject to associated risks and developments related to, among other things, (i) the completion of the proposed Merger on the anticipated terms and timing, or at all, including the parties’ ability to obtain regulatory approvals and satisfy the other conditions to the completion of the Merger, (ii) the effect of the announcement or pendency of the Merger on the Company’s business, operating results, ability to retain and hire key personnel, and relationships with customers, suppliers, competitors and others, (iii) the effect of the restrictions imposed by the Merger Agreement during the pendency of the Merger, which may (x) disrupt the Company’s current plans and business operations, (y) impact the Company’s ability to pursue certain business opportunities or strategic transactions or (z) divert management’s attention from ongoing business operations, (iv) the ability of Parent to procure the financing required to complete the Merger, (v) the possibility that competing offers may be made, and the effect of such competing offers on the Merger and the parties’ respective rights under the Merger Agreement, (vi) the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement, (vii) the fact that the Company may be required to pay a termination fee to Parent if the Merger Agreement is terminated in certain circumstances, (viii) litigation being instituted against the Company, LGP, the Principal Stockholders or other parties, including their respective directors, managers or officers, in connection with the Merger; (ix) the uncertainty of the outcome of any such litigation and its effects on the parties to the Merger Agreement, (x) legislative, regulatory and economic developments, (xi) general economic conditions, (xii) the effect on the Company’s stock price if the Merger is not completed, which may decline significantly following the termination of the Merger Agreement, (xiii) the significant costs, fees and expenses the Company may incur in connection with the Merger, and (xiv) the effects on the Company of unknown liabilities related to the Merger.

For additional information about other factors that could cause actual results to differ materially from those described in the forward-looking statements, please refer to the Company’s periodic reports and other filings with the SEC, including the risk factors identified in the Company’s most recent Annual Report on Form 10-K for the year ended December 31, 2024 and Quarterly Report on Form 10-Q for the quarter ended September 30, 2025, available at www.sec.gov. The forward-looking statements included in this report are made only as of the date hereof. Forward-looking statements should be considered in light of these risks and uncertainties. Investors and others are cautioned not to place undue reliance on forward-looking statements. The Company undertakes no obligation to update any forward-looking statements to reflect subsequent events or circumstances, except as required by law.

Additional Information and Where to Find It

This Current Report on Form 8-K is being made in respect of the Merger, which constitutes a “going private transaction” subject to the requirements of Rule 13e-3 under the Exchange Act. Therefore, (i) the Company will file the Information Statement with the SEC and furnish the Information Statement in definitive form to the Company’s stockholders and (ii) certain participants in the Merger will file the Schedule 13E-3 with the SEC. The Company and the other participants in the Merger may also file other relevant documents with the SEC regarding the Merger. This communication is not a substitute for the Information Statement (if and when available), the Schedule 13E-3 (if and when available) or any other document that the Company or the other participants in the Merger may file with the SEC with respect to the Merger.

STOCKHOLDERS ARE URGED TO READ THE INFORMATION STATEMENT, THE SCHEDULE 13E-3, ANY AMENDMENTS OR SUPPLEMENTS THERETO AND ANY OTHER RELEVANT DOCUMENTS THAT MAY BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY IF AND WHEN THEY BECOME AVAILABLE BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PARTICIPANTS IN THE MERGER.

Stockholders will be able to obtain the Information Statement, Schedule 13E-3, any amendment or supplements thereto, other relevant materials (when available) and other documents filed by the Company with the SEC (in each case, if and when available), free of charge, at the SEC’s website at www.sec.gov or from the Company’s website at https://ir.mistercarwash.com.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

2.1*	Agreement and Plan of Merger, dated as of February 17, 2026, by and among Mister Car Wash, Inc., MCW Parent, LP, Boson Merger Sub, Inc. and, solely for purposes of the Borrower Provisions, Mister Car Wash Holdings, Inc.

10.1	Form of Principal Stockholder Rollover Agreement.

10.2	Support Agreement, dated as of February 17, 2026, by and among Mister Car Wash, Inc., Green Equity Investors VI, L.P., Green Equity Investors Side VI, L.P., LGP Associates VI-A LLC and LGP Associates VI-B LLC and MCW Parent, LP.

99.1	Press Release (Earnings) issued by Mister Car Wash, Inc., dated February 18, 2026.

99.2	Press Release (Merger) issued by Mister Car Wash, Inc., dated February 18, 2026.

104	Cover Page Interactive Data File – the cover page XBRL tags are embedded within the Inline Instance XBRL document

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Certain schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company will supplementally furnish copies of omitted schedules and exhibits to the Securities and Exchange Commission or its staff upon its request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Mister Car Wash, Inc.

Date: February 18, 2026	By:	/s/ Jedidiah Gold
Jedidiah Gold Chief Financial Officer